UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2021

SPRAGUE RESOURCES LP
(Exact name of registrant as specified in its charter)

Delaware	001-36137	45-2637964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 International Drive
Portsmouth, NH 03801
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (800) 225-1560
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	SRLP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 11, 2021, Sprague Operating Resources LLC (the “U.S. Borrower”) and Kildair Service ULC (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”), wholly owned subsidiaries of Sprague Resources LP (the “Partnership”), entered into a first amendment to second amended and restated credit agreement (the “Amendment”), which amended the second amended and restated credit agreement, dated May 19, 2020 (the “Credit Agreement”), by and among the Borrowers, MUFG Bank, Ltd., as administrative agent, and the lenders party thereto (the “Lenders”).

The Amendment amended the Credit Agreement to, among other things, (i) increase the Lenders’ commitments under the Credit Agreement’s revolving acquisition facility from $430,000,000 to $450,000,000, (ii) extend the date on which the commitments terminate under the Credit Agreement from May 19, 2022 to May 19, 2023, (iii) modify the specified margin for (x) the committed U.S. dollar revolving working capital facility to range from 1.00% to 1.50% for loans bearing interest at the Base Rate (as defined in the Credit Agreement) and from 2.00% to 2.50% for loans bearing interest at the Eurocurrency Rate (as defined in the Credit Agreement), (y) the uncommitted U.S. dollar revolving working capital facility to range from 0.75% to 1.25% for loans bearing interest at the Base Rate and 1.75% to 2.25% for loans bearing interest at the Eurocurrency Rate and (z) the multicurrency revolving working capital facility to range from 1.00% to 1.50% for loans bearing interest at the Base Rate and 2.00% to 2.50% for loans bearing interest at the Eurocurrency Rate, and (iv) modify the definition of “Permitted Investor” in the Credit Agreement to address the pending sale by Sprague Resources Holdings LLC (“Sprague Holdings”) of its interest in Sprague Resources GP LLC, the general partner of the Partnership, the incentive distribution rights in the Partnership and all of the limited partner interests that Sprague Holdings owns in the Partnership, as previously reported by the Partnership.
The foregoing description is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT    DESCRIPTION
10.1    First Amendment, dated May 11, 2021, to Second Amended and Restated Credit Agreement, dated May 19, 2020, among Sprague Operating Resources LLC, as U.S. borrower, Kildair Service ULC, as Canadian borrower, the several lenders parties thereto, MUFG Bank Ltd., as administrative agent, the co-syndication agents, the co-collateral agents and the co-documentation agents party thereto.

104        Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRAGUE RESOURCES LP

By:	Sprague Resources GP LLC, its General Partner

By:	/s/ Paul A. Scoff
Paul A. Scoff
Vice President, General Counsel, Chief Compliance Officer & Secretary

Dated: May 11, 2021